EXHIBIT 99.1

ARCHIPELAGO ANNOUNCES THIRD QUARTER 2004 RESULTS

CHICAGO, IL – October 25, 2004 - Archipelago Holdings, Inc. (PCX: AX), owner and operator of the Archipelago ExchangeSM (ArcaEx®), the nation’s first totally open, all-electronic stock exchange, reported net income attributable to common stockholders of $7.5 million, or $0.17 per diluted share, for the third quarter of 2004.

During the third quarter of 2004, Archipelago recorded two non-recurring items (a non-cash deemed dividend and an income tax benefit) in conjunction with its conversion to a “C” Corporation and the initial public offering of its common stock.  Excluding these non-recurring items, diluted earnings per share would have been $0.21.  A full reconciliation of these non-recurring items is included in the table entitled “Reconciliation of non-GAAP financial measures to GAAP measures.”

Total revenues for the third quarter of 2004 were $127.1 million as compared to $126.9 million for the third quarter of 2003.

Jerry Putnam, Chairman and CEO of Archipelago commented, “Even as third quarter market wide share volumes decreased from those in the second quarter, Archipelago revenues remained steady from quarter to quarter due to the continued market share growth experienced by ArcaEx.  The ability to organically grow this market share is a testament to the benefits our trading platform provides to the investment community and our ability to meet the changing demands of the market place with enhanced features and functionality.”

Third Quarter Financial Highlights

•                  Pre-tax income increased to $15.8 million for the third quarter of 2004, a $9.3 million improvement for the comparable period in 2003.

•                  The third quarter 2004 results included two non-recurring items.  A $(9.6) million non-cash deemed dividend for the value of additional shares of common stock issued to General Atlantic Partners in connection with Archipelago’s initial public offering.  In addition, Archipelago’s income tax provision was a $1.3 million benefit primarily as a result of Archipelago’s conversion from a Delaware limited liability company to a Delaware corporation on August 11, 2004.

•                  Cost of revenues declined $10.8 million, or 12.3%, to $76.7 million for the third quarter of 2004 from $87.5 million for the same period in 2003.  As a percentage of total revenues, cost of revenues declined to 60.3% in the third quarter of 2004 from 68.9% in the third quarter of 2003.

•                  Gross margins increased to $50.4 million for the third quarter of 2004 from $39.4 million for the third quarter of 2003, an increase of $11.0 million, or 27.9%.  As a percentage of total revenues, gross margin increased to 39.7% for the third quarter of 2004 from 37.1% for the second quarter of 2004 and 31.1% for the third quarter of 2003.

•                  Liquidity payments increased slightly to $47.5 million, or 37.3% of total revenues in the third quarter of 2004 from $42.8 million, or 33.7% of total revenues in the third quarter of 2003.

•                  Clearance, brokerage and other transaction expenses declined to $8.9 million, or 7.0% of total revenues in the third quarter of 2004 from $16.0 million, or 12.6% of total revenues in the third quarter of 2003.

•                  Indirect expenses increased to $35.6 million for the third quarter of 2004 from $33.2 million in the third quarter of 2003.  Included in the third quarter 2004 results was a $5.8 million expense related to ArcaEx’s recently launched sales and marketing campaign aimed at corporate America.  Included in the third quarter 2003 results was a $4.6 million incremental depreciation expense for the early retirement of certain assets.

•                  As of September 30, 2004, Archipelago had $172.9 million of cash and cash equivalents and no long-term debt obligations.

Third Quarter Volume Information

•                  Total U.S. market volumes declined to 220.8 billion shares for the third quarter of 2004 from 235.8 billion shares for the same period a year ago.  Clients executed 32.8 billion shares or 14.9% of total U.S. equity securities on ArcaEx during the third quarter of 2004 compared to 31.8 billion shares or 13.5% a year ago.

•                  ArcaEx market share increased to 26.6% in Nasdaq-listed stocks from 25.5% in the second quarter of 2004 and 25.6% from the third quarter in 2003.

•                  ArcaEx market share increased to 1.8% in NYSE-listed stocks from 1.5% in the second quarter of 2004 and 1.1% from the third quarter in 2003.

•                  ArcaEx market share increased to 26.2% in AMEX-listed stocks from 22.2% in the second quarter of 2004 and 13.9% from the third quarter in 2003.

•                  The internal match rate rose to 87.1% on ArcaEx compared to an internal match rate of 86.3% in the second quarter of 2004 and 82.2% in the third quarter a year ago.

Third Quarter Business Highlights

•                  Archipelago Holdings, Inc. commenced its initial public offering of its common stock on August 12, 2004 and completed the offering on August 19, 2004 after the underwriters exercised their over-allotment option.  Trading commenced on ArcaEx with a single-priced Dutch auction where all investors could see and participate in price formation.

•                  In connection with pending litigation relating to Nasdaq’s claims that Archipelago has improperly used the “Nasdaq” and “QQQ” trademarks in its advertising activities without entering into a license agreement, the court in the Southern District of New York granted Archipelago’s motion to dismiss the Nasdaq Stock Market, Inc.’s common-law claims (but not Nasdaq’s Lanham Act claims) and ruled that ArcaEx has the right to facilitate trading of the Nasdaq-100 Tracking stock, QQQ; and, that Nasdaq had no rights in the QQQ that would permit Nasdaq to restrict trading by ArcaEx through imposing a licensing regime.

•                  The Circuit Court of Cook County, Illinois, dismissed with prejudice all claims against Archipelago Holdings, Inc., f/k/a Archipelago Holdings, LLC, and Archipelago Exchange, LLC (ArcaEx), in a lawsuit filed by Lewis Borsellino and I.M.  Acquisitions, LLC on March 23, 2004.

•                  Archipelago constructed a new website (www.archipelago.com) where investors, issuers, traders, and other industry watchers can access a broad, highly detailed range of ArcaEx-, market-wide- and client-specific data.  The data is primarily made available via the centerpiece of the new site: ArcaVision, a product that introduces a new level of real-time and historical information to meet the needs of this diverse audience.

•                  In September 2004, ArcaEx launched its first brand recognition advertising campaign targeted at corporate America.

To supplement Archipelago Holdings’ consolidated financial statements prepared in accordance with United States generally accepted accounting principles (GAAP) and to better reflect year-over-year comparisons, Archipelago Holdings uses non-GAAP financial measures of operating performance.  A non-GAAP financial measure is a numerical measure of the Company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP.  Non-GAAP financial measures do not replace and are not superior to the presentation of Archipelago Holdings’ GAAP financial results but are provided to present the effects of one-time items recorded by Archipelago Holdings in connection with its initial public offering and reorganization from a Delaware limited liability company into a Delaware corporation and to improve overall understanding of the company’s current financial performance and its prospects for the future.  Specifically, Archipelago Holdings believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results.  In addition, Archipelago Holdings’ management uses these measures for reviewing financial results and evaluating financial performance.

About Archipelago

Archipelago Holdings, Inc. (PCX:AX) owns and operates the Archipelago Exchange (ArcaEx).  ArcaEx is the first totally open all-electronic stock market in the United States.  Through its alliance with the Pacific Exchange,

Inc., Archipelago operates ArcaEx as the exclusive equities trading facility of PCX Equities, Inc. Through ArcaEx, Archipelago customers can trade over 8,000 equity securities, including securities listed on the New York Stock Exchange(R), Nasdaq(R), American Stock Exchange(R) and Pacific Exchange(R).  ArcaEx is regulated by the Pacific Exchange.  The Archipelago ECN, a precursor to ArcaEx, was one of the four original ECNs, formed in December 1996 with Townsend Analytics.

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements.  There can be no assurance that such expectations will prove to be correct.  Factors that could cause Archipelago’s results to differ materially from current expectations include without limitation: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks identified in Archipelago’s Prospectus, dated August 12, 2004, filed with the Securities and Exchange Commission, which is available on Archipelago’s website.  This press release is for informational purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

Contacts:

Archipelago Holdings, Inc.

Margaret Nagle, 312-442-7083 (Press)

Patrick Murphy, 312-442-7005 (Investor Relations)

Archipelago Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2004	2004	2003	2004	2003
Revenues
Transaction fees	$112,738	$116,205	$116,015	$363,816	$307,253
Market data fees	14,285	12,448	10,852	38,457	19,318
Listing fees	118	117	24	324	407
Total revenues	127,141	128,770	126,891	402,597	326,978

Cost of revenues
Liquidity payments	47,504	48,251	42,765	148,959	104,204
Routing charges	20,289	22,032	28,716	68,801	90,486
Clearance, brokerage and other transaction expenses	8,888	10,759	16,008	32,313	52,948
Total cost of revenues	76,681	81,042	87,489	250,073	247,638

Gross margin	50,460	47,728	39,402	152,524	79,340
Gross margin as a % of total revenues	39.7%	37.1%	31.1%	37.9%	24.3%

Indirect expenses
Employee compensation and benefits	10,589	10,831	9,972	31,753	29,205
Depreciation and amortization	4,976	5,520	9,966	21,228	19,509
Communications	5,058	4,631	4,911	14,218	16,470
Marketing and promotion	7,825	2,736	2,391	12,307	5,521
Legal and professional	2,736	3,573	1,449	8,612	6,882
Occupancy	1,211	1,010	1,023	3,197	3,130
General and administrative	3,215	2,443	3,466	7,771	9,645
Total indirect expenses	35,610	30,744	33,178	99,086	90,362

Operating income (loss)	14,850	16,984	6,224	53,438	(11,022)
Interest and other, net	950	338	269	1,662	388
Income (loss) before income tax benefit	15,800	17,322	6,493	55,100	(10,634)
Income tax benefit	(1,315)	—	—	(1,315)	—
Net income (loss)	17,115	17,322	6,493	56,415	(10,634)
Deemed dividend on convertible preferred shares	(9,619)	—	—	(9,619)	—
Net income (loss) attributable to common stockholders	$7,496	$17,322	$6,493	$46,796	$(10,634)

Per share data:

Basic income (loss) before income tax benefit per share	$0.38	$0.48	$0.18	$1.45	$(0.29)
Basic income tax benefit per share	0.03	—	—	0.03	—
Basic net income (loss) per share	0.41	0.48	0.18	1.48	(0.29)
Basic deemed dividend per share	(0.23)	—	—	(0.25)	—
Basic net income (loss) attributable to common stockholders per share, GAAP	$0.18	$0.48	$0.18	$1.23	$(0.29)

Diluted income (loss) before income tax benefit per share	$0.36	$0.42	$0.18	$1.33	$(0.29)
Diluted income tax benefit per share	0.03	—	—	0.03	—
Diluted net income (loss) per share	0.39	0.42	0.18	1.36	(0.29)
Diluted deemed dividend per share	(0.22)	—	—	(0.23)	—
Diluted net income (loss) attributable to common stockholders per share, GAAP	$0.17	$0.42	$0.18	$1.13	$(0.29)

Basic weighted average shares outstanding (a)	41,640	36,169	36,169	38,006	36,169
Diluted weighted average shares outstanding (a)	43,994	40,938	36,188	41,360	36,169

(a) Adjusted to reflect our recapitalization from a Delaware limited liability company to a Delaware corporation on August 11, 2004.

Archipelago Holdings, Inc.

Consolidated Statements of Financial Condition

(In thousands)

	September 30, 2004	December 31, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$172,856	$111,815
Accounts receivable, net	70,137	77,214
Total current assets	242,993	189,029

Fixed assets, net	49,176	49,753
Goodwill	131,865	129,666
Other intangible assets, net	92,576	93,796
Deferred tax asset, net	3,280	—
Other assets	9,856	3,648
Total assets	$529,746	$465,892

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$79,427	$104,372
Current portion of note payable and capital lease obligations	2,043	4,089
Total current liabilities	81,470	108,461

Note payable	—	2,593
Capital lease obligations	—	1,545
Total liabilities	81,470	112,599

Redeemable convertible preferred shares	—	50,000

Stockholders’ equity
Members’ equity	—	303,293
Common stock	471	—
Additional paid-in capital	451,591	—
Unearned stock-based compensation	(57)	—
Accumulated deficit	(3,729)	—
Total stockholders’ equity	448,276	303,293
Total liabilities and stockholders’ equity	$529,746	$465,892

Archipelago Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine months ended September 30,
	2004	2003
Cash flows from operating activities
Net income (loss)	$56,415	$(10,634)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,007	18,831
Amortization of other intangible assets	1,221	678
Provision for doubtful accounts	(500)	6,583
Deferred taxes	(3,280)	—
Stock-based compensation	114	182
Gain on sale of investment owned	—	(40)
Changes in operating assets and liabilities:
Accounts receivable	7,577	(47,813)
Other assets	(6,209)	438
Accounts payable and accrued expenses	(24,944)	14,316
Net cash provided by (used in) operating activities	50,401	(17,459)

Cash flows from investing activities
Additions to fixed assets	(19,431)	(15,906)
Proceeds from sale of investments	—	2,010
Net cash used in investing activities	(19,431)	(13,896)

Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts	67,646	—
Direct costs of initial public offering	(6,777)	—
Cash distribution to former Members	(24,613)	—
Proceeds from issuance of note payable	—	5,681
Repayments of note payable	(4,429)	(823)
Principal payments under capital lease obligations	(1,756)	—
Net cash provided by financing activities	30,071	4,858

Net increase (decrease) in cash and cash equivalents	61,041	(26,497)
Cash and cash equivalents at beginning of period	111,815	48,964
Cash and cash equivalents at end of period	$172,856	$22,467

Archipelago Holdings, Inc.

Operating Data

(unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2004	2004	2003	2004	2003

Trading Days	64	62	64	188	188

Total U.S. market volume (millions of shares)(1)	220,785	239,970	235,804	730,203	688,489
Our total U.S. market volume (millions of shares)(1)	32,793	33,595	31,813	104,138	82,845

Our share of total U.S. market volume(1)(2)	14.85%	14.00%	13.49%	14.26%	12.03%
% of handled shares matched internally(3)	11.50%	10.67%	9.45%	10.86%	7.83%
% of handled shares routed out(3)	3.35%	3.33%	4.04%	3.40%	4.20%

Total volume of Nasdaq-listed securities (millions of shares)	99,636	108,328	110,672	334,278	311,971
Our total volume of Nasdaq-listed securities (millions of shares)	26,460	27,627	28,370	86,326	74,058

Our share of total volume of Nasdaq-listed securities(2)	26.56%	25.50%	25.63%	25.82%	23.74%
% of handled shares matched internally(3)	20.31%	19.30%	17.93%	19.55%	15.50%
% of handled shares routed out(3)	6.25%	6.20%	7.70%	6.27%	8.24%

Total volume of NYSE-listed securities (millions of shares)	104,025	112,553	108,819	339,646	331,707
Our volume in NYSE-listed securities (millions of shares)	1,843	1,731	1,179	5,547	3,660

Our share of total volume of NYSE-listed securities(2)	1.77%	1.54%	1.08%	1.63%	1.10%
% of handled shares matched internally(3)	1.22%	0.96%	0.55%	1.04%	0.49%
% of handled shares routed out(3)	0.55%	0.58%	0.53%	0.59%	0.61%

Total volume of AMEX-listed securities (millions of shares)	17,124	19,090	16,313	56,279	44,811
Our volume in AMEX-listed securities (millions of shares)	4,490	4,236	2,264	12,265	5,128

Our share of total volume on AMEX-listed secutities(2)	26.22%	22.19%	13.88%	21.79%	11.44%
% of handled shares matched internally(3)	22.74%	19.00%	11.30%	18.53%	8.74%
% of handled shares routed out(3)	3.48%	3.19%	2.58%	3.26%	2.70%

Our ETF volume (millions of shares)	4,190	3,783	1,969	11,019	4,380

Our U.S. equity transaction volume (thousands of transactions)	103,543	99,558	82,282	304,374	207,516

Our average U.S. equity transaction size (shares per transaction)	317	337	387	342	399
Our average U.S. equity transactions per day (thousands of transactions)	1,618	1,606	1,286	1,619	1,104

Our average transaction-related revenue (per share)(4)	$0.0034	$0.0035	$0.0036	$0.0035	$0.0037
Our average transaction-related cost of revenue (per share)(5)	$0.0021	$0.0021	$0.0022	$0.0021	$0.0024
Our average transaction-related gross margin (per share)(6)	$0.0013	$0.0014	$0.0014	$0.0014	$0.0013

% of customer order volume matched internally(7)	87.1%	86.3%	82.2%	86.3%	78.4%
% of customer order volume routed out(7)	12.9%	13.7%	17.8%	13.7%	21.6%

(1)          U.S. market volume is calculated based on the number of shares of equity securities traded on the NYSE, AMEX and Nasdaq, including exchange-traded funds, as reported in the consolidated tape. The “consolidated tape” is the system that continuously provides the last sale price and volume of securities transactions in listed securities to the public.

(2)          Our market share is calculated based on the number of shares handled on the Archipelago system as a percentage of total volume.  For example, if a customer’s 10,000 share buy order is matched with another customer’s 10,000 share sell order in our internal liquidity pool, our handled volume will be 10,000 shares. If the buy or sell order were routed out, our handled volume would still be 10,000 shares.

(3)          Represents our share of the total volume of such securities handled on ArcaEx that was either matched internally on ArcaEx or routed out to an external market center.

(4)          The per share amount is calculated based on our total revenues derived from transaction fees of $112.7 million, $116.2 million and $116.0 million for the three months ended September 30, 2004, June 30, 2004 and September 30, 2003, respectively, and $363.8 million and $307.3 million for the nine months ended September 30, 2004 and and 2003, respectively.

(5)          The per share amount is calculated based on our cost of revenues derived from transaction fees, which consist of routing charges and liquidity payments, of $67.8 million, $70.3 million and $71.5 million for the three months ended September 30, 2004, June 30, 2004 and September 30, 2003, respectively, and $217.8 million and $194.7 million for the nine months ended September 30, 2004 and 2003, respectively, and our total U.S. market volume for the relevant period.  The cost of revenue from transaction fees used in the per share computation does not include clearance, brokerage and other transaction expenses.

(6)          The per share amount is calculated based on our net revenues received from transaction fees, and our total U.S. market volume for the relevant period.

(7)          The percentage of customer order volume matched internally is calculated by dividing the volume of customer orders executed within our internal liquidity pool (including the volume of both buy orders and sell orders) by the total volume of customer orders (again including the volume of both buy orders and sell orders when such orders are matched internally).  The percentage of customer orders routed out is calculated by dividing the volume of customer orders routed to other market centers by the total volume of customer orders.

Archipelago Holdings, Inc.

Reconciliation of non-GAAP financial measures to GAAP measures for the three months ended September 30, 2004

(In thousands, except per share data)

(unaudited)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Net income attributable to common stockholders, GAAP	$7,496
Add back:
Deemed dividend on convertible preferred shares	9,619
Income tax benefit	(1,315)
Less:
Income tax provision (1)	(6,557)
Net income from operations, non-GAAP	$9,243

Diluted earnings per share, GAAP	$0.17
Net effect of adjustments	0.04
Diluted earnings per share, non-GAAP	$0.21

(1)	Calculated as follows:
	Income before income tax provision	$15,800
	Times:
	41.5% effective tax rate	$6,557